As filed with the Securities and Exchange Commission on August 22, 2011
                                                                                                                                                    Registration No. 333-120257

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2

to

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WellCare Health Plans, Inc.
(Exact name of registrant as specified in its charter)

Delaware	47-0937650
(State or other jurisdiction of incorporation	(I.R.S. Employer
organization)	Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of Principal Executive Offices)	(Zip Code)

WELLCARE HEALTH PLANS, INC. 2004 EQUITY INCENTIVE PLAN
WELLCARE HEALTH PLANS, INC. 2005 EMPLOYEE STOCK PURCHASE PLAN
WELLCARE HOLDINGS, LLC 2002 EMPLOYEE OPTION PLAN
NON-PLAN TIME VESTING OPTION AGREEMENTS

(Full titles of plans)

Timothy S. Susanin
Senior Vice President and General Counsel
WellCare Health Plans, Inc.
8725 Henderson Road, Renaissance One
Tampa, Florida  33634
(Name and address of agent for service)

(813) 290-6200
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☑	Accelerated filer 
Non-accelerated filer  (Do not check if a smaller reporting company)	Smaller reporting company 

_________________________________________________________________________________

This Post-Effective Amendment No. 2 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

__________________________________________________________________________________

Deregistration of Previously Registered Shares

On November 5, 2004, WellCare Health Plans, Inc. a Delaware corporation (“WellCare”) filed a Registration Statement on Form S-8, File No. 333-120257 (the “Registration Statement”), for the registration of 6,678,769 shares of WellCare common stock, par value $.01 per share (the “Common Stock”), to be issued under the WellCare Health Plans, Inc. 2004 Equity Incentive Plan, the WellCare Health Plans, Inc. 2005 Employee Stock Purchase Plan (the “ESPP”), the WellCare Holdings, LLC 2002 Employee Option Plan and certain non-plan option grants.  On November 24, 2004, WellCare filed post-effective Amendment No. 1 to the Registration Statement (“Amendment No. 1”) in order to correct a typographical error in Exhibit 4.7 to the Registration Statement by re-filing the exhibit, with corrections, as Exhibit 4.1 to Amendment No. 1.

On August 18, 2011, WellCare’s Board of Directors terminated the ESPP.  As of the date hereof, 375,054 of the shares of Common Stock registered under the Registration Statement with respect to the ESPP remain unissued (the “Unissued Shares”).  WellCare is hereby filing this post-effective Amendment No. 2 to the Registration Statement in order to deregister the Unissued Shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on August 22, 2011.

WellCare Health Plans, Inc.

By:	/s/ Timothy S. Susanin
Timothy S. Susanin Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this post-effective Amendment No. 2 to the Registration Statement has been signed by the following persons as of  August 22, 2011 in the capacities indicated.

Signature	Title
Director and
/s/ Alec Cunningham	Chief Executive Officer
Alec Cunningham	(Principal Executive Officer)

/s/ Thomas L. Tran	Senior Vice President, Chief Financial Officer
Thomas L. Tran	(Principal Financial Officer)

/s/ Maurice S. Hebert	Chief Accounting Officer
Maurice S. Hebert	(Principal Accounting Officer)

/s/ Charles G. Berg	Director
Charles G. Berg

/s/ Carol J. Burt	Director
Carol J. Burt

/s/ David J. Gallitano	Director
David J. Gallitano

/s/ D. Robert Graham	Director
D. Robert Graham

/s/ Kevin F. Hickey	Director
Kevin F. Hickey

/s/ Christian P. Michalik	Director
Christian P. Michalik

/s/ Glenn D. Steele	Director
Glenn D. Steele

/s/ William L. Trubeck	Director
William L. Trubeck

/s/ Paul Weaver	Director
Paul E. Weaver